                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                         Date of Report: June 25, 1996
                Date of earliest event reported: June 21, 1996

                               ATLAS CORPORATION
            (Exact name of registrant as specified in its charter)

       DELAWARE                     1-2714                    13-5503312
       (State of                 (Commission               (IRS Employer
       Incorporation)              File Number)           Identification No.)



                      370 SEVENTEENTH STREET, SUITE 3050
                            DENVER, COLORADO 80202
                   (Address of principal executive offices)


                                (303) 825-1200
             (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

   The news release dated June 21, 1996, a copy of which is attached as Exhibit 1 hereto, is incorporated herein by reference and made a part hereof.



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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ATLAS CORPORATION

Date: June 25, 1996                   By: /s/ JEROME C. CAIN
                                          ----------------------------
                                          Jerome C. Cain
                                          Vice President - Finance and Secretary




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                                 EXHIBIT INDEX


Exhibit No.       Description                                       Page No.
- -----------       -----------                                       --------

   1.             News Release dated June 21, 1996                        5





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EXHIBIT 1.

                               ATLAS CORPORATION
                            370 17th St., Suite 3050
                               Denver, CO  80202


NEWS                                         CONTACT:  GARY E. DAVIS, PRESIDENT
FOR IMMEDIATE RELEASE                                        (303) 629-2440


                          ATLAS REVAMPS TOP MANAGEMENT
                        _______________________________

          Denver, CO, June 21, 1996 -- Atlas Corporation (NYSE:AZ) announced today the resignation of David J. Birkenshaw as Chairman and Chief Executive Officer and Director of Atlas and its affiliates. Mr. Birkenshaw decided to leave Atlas to dedicate his time and effort to other business activities.

          Since Mr. Birkenshaw's association with Atlas in 1993, Atlas successfully raised approximately $70 million of new equity and made several acquisitions, including a controlling interest in Granges Inc., the Doby George gold property and Phoenix Financial Holdings Inc., a publicly listed company through which Atlas intends to pursue development of industrial minerals.

          Following Mr. Birkenshaw's resignation James H. Dunnett has been elected non-executive Chairman of the Board of Directors and Gary E. Davis, President, has been appointed to the Board.

                                   #####



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